Exhibit 99.1

miRagen Therapeutics, Inc. Announces Acquisition of Viridian Therapeutics, Inc.

October 28, 2020

Acquisition includes clinical stage anti-IGF-1R monoclonal antibody, VRDN-001, intended for the treatment of thyroid eye disease (TED)

Company plans to use private placement financing proceeds of $91 million to advance multiple compounds through phase 2 proof of concept studies in TED and to expand its orphan disease pipeline

Conference Call and Webcast today at 9:00 a.m. EDT

BOULDER, Colo. and WALTHAM, Mass., Oct. 28, 2020 (GLOBE NEWSWIRE) — miRagen Therapeutics, Inc. (“miRagen”) (NASDAQ: MGEN) today announced it has completed the acquisition of Viridian Therapeutics, Inc. (“Viridian”), a privately held biotechnology company focused on advancing new treatments for patients with diseases that are underserved by today’s therapies. Concurrent with the acquisition of Viridian, miRagen entered into a definitive agreement for the sale of Series A non-voting convertible preferred stock (the “Series A preferred stock”) in a private placement to a group of institutional accredited investors led by Fairmount Funds Management LLC (“Fairmount Funds”), with participation from Venrock Healthcare Capital Partners, BVF Partners L.P., Cormorant Asset Management, Perceptive Advisors, Wellington Management, Ally Bridge Group, Logos Capital, Surveyor Capital (a Citadel company), Commodore Capital, and Ridgeback Capital, as well as additional undisclosed institutional investors. The private placement is expected to result in gross proceeds to miRagen of approximately $91 million before deducting placement agent and other offering expenses. The proceeds from the private placement are intended to be used primarily to advance clinical studies of VRDN-001, a clinical-stage insulin-like growth factor-1 receptor (IGF-1R) monoclonal antibody (mAb) in development for thyroid eye disease (TED), a debilitating condition that can cause bulging eyes, or proptosis, as well as double vision and potential blindness.

“After a thorough evaluation of strategic alternatives, the Board of Directors of miRagen believes this acquisition represents the highest-potential value creation opportunity for miRagen’s stockholders. My sincere thanks and appreciation to our Board members and management team, both past and present, along with our investors for their support and commitment,” said Jeffrey S. Hatfield, Chairman of the Board of Directors of miRagen. “We are excited by the potential for VRDN-001 to become a meaningful treatment option for patients living with TED.”

miRagen’s lead candidate, VRDN-001 will be studied as a potential treatment for patients with TED. More than 100 oncology patients have previously been treated with the antibody in US and EU studies, under the name AVE-1642, enabling some understanding of its pharmacokinetic and pharmacodynamic profile, as well as its safety and tolerability. Pending feedback from regulatory authorities, miRagen expects to initiate a Phase 2 clinical trial of VRDN-001 in TED in 2021.

Worldwide rights to develop and commercialize VRDN-001 for all non-oncology indications that do not use radiopharmaceuticals, including the treatment of TED, were exclusively licensed by Viridian from ImmunoGen, Inc. Under the terms of the agreement, ImmunoGen received an upfront payment, and is eligible for additional developmental milestones and mid-single-digit royalty payments.

In parallel with VRDN-001 development, Viridian initiated the VRDN-002 program, which seeks to improve IGF-1R-targeted antibodies by incorporating half-life extension technology to reduce the dose required to achieve full efficacy in TED patients and enhance solubility to achieve the lowest possible injection volume. This program is advancing rapidly and miRagen expects to file an Investigational New Drug application for VRDN-002 in 2021.

Contingent Value Right

In connection with the transactions announced today, a non-transferrable contingent value right (“CVR”) is expected to be distributed to holders of miRagen common stock within the next 30 days. Holders of the CVR will be entitled to receive certain payments from proceeds received by miRagen, if any, related to the disposition of its legacy microRNA-based assets for a period of five years following the closing of the transaction. miRagen is actively conducting broad-based outreach to find a partner or to spin-out new enterprises for its legacy microRNA-based programs.

Management and Organization

The current miRagen management team, including Lee Rauch, Chief Executive Officer, Jason A. Leverone, Chief Financial Officer, and Diana Escolar, MD, FFAN, Chief Medical Officer, will be expanded with the appointment of Jonathan Violin, PhD, CEO of Viridian, to President and Chief Operating Officer of miRagen, and Vahe Bedian, PhD, Chief Scientific Officer of Viridian, to CSO of miRagen.

In conjunction with the transaction, miRagen Board members will include Jeffrey Hatfield, Chairman of the Board of Directors, miRagen, Peter Harwin, Managing Member, Fairmount Funds, Tomas Kiselak, Managing Member, Fairmount Funds, and current miRagen Board members Arlene M. Morris, CEO, Willow Advisors, LLC, Lee Rauch, CEO, miRagen, and Joe Turner, Board of Directors Audit Chair, miRagen.

About the Transactions

The acquisition of Viridian was structured as a stock-for-stock transaction whereby all of Viridian’s outstanding equity interests were exchanged for a combination of shares of miRagen common stock and shares of Series A preferred stock. Concurrently with the acquisition of Viridian, miRagen entered into definitive agreements for a PIPE investment with existing and new investors to raise $91 million in which the investors will be issued shares of Series A preferred stock at a price of $465.96 per share (or $0.46596 per share on an as-converted-to-common basis). The PIPE offering is expected to close on October 30, 2020. Subject to stockholder approval, each share of Series A preferred stock will, at the option of the holder, convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder. On a pro forma basis and based upon the number of shares of miRagen common stock and preferred stock issued in the acquisition and the concurrent financing,

miRagen equity holders immediately prior to the acquisition will own approximately 12% of miRagen on an as-converted basis immediately after these transactions. The acquisition was approved by the Board of Directors of miRagen and the Board of Directors and equity holders of Viridian. The closing of the transactions was not subject to the approval of miRagen stockholders.

Ladenburg Thalmann & Co. Inc. is serving as exclusive financial advisor to miRagen and Cooley LLP is serving as legal counsel to miRagen. Wedbush PacGrow is serving as exclusive strategic advisor to Viridian, and Gibson, Dunn & Crutcher LLP is serving as legal counsel to Viridian. Jefferies LLC is acting as lead placement agent for the private placement and JMP Securities LLC is acting as co-placement agent. Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to the placement agents.

After completion of the acquisition and private placement financing, miRagen is expected to have pro forma cash on hand of approximately $140 million and cash runway through 2023.

Additional details are available in an updated corporate presentation that can be found online at www.miragen.com.

Conference Call and Webcast Details

miRagen will host a conference call and webcast on October 28, 2020, at 9 a.m. EDT to discuss the acquisition. To access the call, please dial 877-407-0789 (toll-free) or 201-689-8562 (international) and provide the conference ID 13712504. To access the webcast, please go to http://public.viavid.com/index.php?id=142227

For more information on the acquisition, please visit the investor section of miRagen’s website at www.miragen.com.

About miRagen Therapeutics

miRagen Therapeutics is a biotechnology company advancing new treatments for patients with diseases that are underserved by today’s therapies. miRagen’s most advanced program, VRDN-001, is a clinical-stage anti-IGF-1R monoclonal antibody in development for thyroid eye disease (TED). miRagen is headquartered in Boulder, Colo., with research and development operations in Waltham, Mass.

Follow miRagen Therapeutics on social media: @miRagenRx and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: uses of proceeds; projected cash runways; future product development plans; stockholder approval of the conversion rights of the Series A preferred stock; and any future payouts under the CVR. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in miRagen’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Investor Relations contact:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

617.430.7576

Media contact:

Darby Pearson

Verge Scientific Communications

dpearson@vergescientific.com

703.587.0831

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